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                                                                 Exhibit 10.5(a)

                                 FIRST AMENDMENT
                                       OF
                        EVEREN CAPITAL CORPORATION 401(K)
                        AND EMPLOYEE STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of September 1, 1995)



         WHEREAS, EVEREN Capital Corporation (the "Company") maintains the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (As Amended and Restated Effective as of September 1, 1995) (the "Plan"); and

         WHEREAS, the Plan has been amended and restated in its entirety, effective as of September 1, 1995, and further amendment of the Plan, as amended and restated, now is considered desirable;

         NOW, THEREFORE, pursuant to the power reserved to the Company under
Section 18.1 of the Plan, the Plan, as amended and restated, is hereby further amended, effective April 30, 1996, by adding the following Supplement B to the Plan immediately after Supplement A thereof:
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                                  "SUPPLEMENT B

                         SPECIAL PROVISIONS RELATING TO
                            SALE OF BETA SYSTEMS INC.


         B-1. INTRODUCTION; USE OF TERMS. On or about April 30, 1996 (the 'sale date'), EVEREN Securities Holdings, Inc. sold all of the issued and outstanding stock of BETA Systems Inc. ('BETA') to Thomson Holdings Inc. This Supplement B sets forth special provisions applicable to participants who are employed by BETA on the sale date ('BETA participants'). Terms used in this Supplement B shall, unless otherwise defined in this Supplement B, have the meanings given to such terms in the plan.

         B-2. FULL VESTING. Effective as of the sale date, each BETA participant, regardless of the BETA participant's years of credited service, shall have a fully vested and non-forfeitable right to the entire amount of such BETA participant's account balance under the plan (including the shares of company stock allocated to the participant's KSOP stock account as of the sale date).

         B-3. DISTRIBUTIONS. Pursuant to Section 401(k)(10) of the Code, any BETA participant who continues employment with BETA following the sale of BETA shall be entitled to request an immediate lump sum distribution of such participant's account balance in accordance with the plan and the distribution procedures established by the committee; provided, however, (a) if a BETA participant's vested account balance does not exceed $3,500 as of the sale date, the BETA participant shall receive an automatic lump sum distribution of his vested account balance, and
         (b) any distribution of company stock (or of amounts attributable to company stock) shall be based on the value of the company stock determined as of the accounting date as of which company stock was valued that is coincident with or immediately preceding the date on which the distribution is made to a BETA participant. Any election made pursuant to this paragraph B-3 must be made by such date as the committee shall designate in order to allow a lump sum distribution to be made by December 31, 1996."

         IN WITNESS WHEREOF, the undersigned duly authorized officer of EVEREN Capital Corporation has caused the foregoing amendment to be executed this
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_______ day of ________________, 1996.

                                           EVEREN CAPITAL CORPORATION



                                           By

                                               Its